UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2016

Commission File Number: 001-36261

CHC GROUP LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

190 Elgin Avenue
George Town, KY1-9005
Cayman Islands

(Address of principal executive offices, including zip code)

(604) 276-7500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

On April 15, 2016, CHC Group Ltd. (the “Company”) issued a press release announcing that the Company and its subsidiary CHC Helicopter S.A. decided not to make an interest payment at this time of approximately $46 million due on April 15, 2016 with respect to its 9.250% Senior Secured Notes due 2020 (the “Notes”). Under the indenture governing the Notes, the Company has a 30 day grace period before the trustee or noteholders holding at least 25% in aggregate principal amount of the Notes can elect to accelerate the principal amount of the Notes. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2016

/s/ Lee Eckert .
Name: Lee Eckert
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer, Duly Authorized Officer)